Exhibit 99.1

GROUPON ANNOUNCES LEADERSHIP CHANGE

Board Appoints Eric Lefkofsky and Ted Leonsis to the Office of the Chief Executive

Board Initiates Search for New CEO

CHICAGO, February 28, 2013 — Groupon (NASDAQ: GRPN), the global leader in local commerce, today announced a leadership change in which Executive Chairman Eric Lefkofsky and Vice Chairman Ted Leonsis have been appointed to the newly created Office of the Chief Executive, effective immediately, replacing Andrew Mason.  Lefkofsky and Leonsis will serve in this role on an interim basis. The Board has commenced a search for a new Chief Executive.

“On behalf of the entire Groupon Board, I want to thank Andrew for his leadership, his creativity and his deep loyalty to Groupon.  As a founder, Andrew helped invent the daily deals space, leading Groupon to become one of the fastest growing companies in history,” said Lefkofsky.

“Groupon will continue to invest in growth, and we are confident that with our deep management team and market-leading position, the company is well positioned for the future,” said Leonsis.

The company’s guidance for first quarter and full year 2013 outlined in yesterday’s earnings announcement remains unchanged.

About Groupon:

Groupon (NASDAQ: GRPN) is a global leader in local commerce, making it easy for people around the world to search and discover great businesses at unbeatable prices. Groupon is reinventing the traditional small business world by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payments processing capabilities and point-of-sale solutions to help them attract more customers and run their operations more effectively. By leveraging the company’s global relationships and scale, Groupon offers consumers incredible deals on the best stuff to eat, see, do, and buy in 48 countries. With Groupon, shoppers discover the best a city has to offer with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods. To subscribe to Groupon emails, visit http://www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit http://www.GrouponWorks.com.

Forward Looking Statements

The statements contained in this release that refer to plans and expectations for the next quarter or the future are forward- looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining existing merchant partners and adding new merchant partners; incurring expenses as we expand our business; competing against smaller competitors and competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 27, 2013. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in its expectations.

Media Inquiries

Groupon
Paul Taaffe

(312) 999-3964

Sard Verbinnen & Co

Charles Sipkins/Cassandra Bujarski

(310) 201-2040

Investor Inquiries

Genny Konz

(312) 267- 4061